Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Broad Street Realty, Inc.

Reston, Virginia

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Broad Street Realty, Inc. (the “Company”) of our report dated April 28, 2023, relating to the consolidated financial statements and schedule appearing in the Company’s Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, P.C.

Potomac, Maryland

April 17, 2024